EXHIBIT 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Reports 2013 Second Quarter Results

• Strong second quarter broadband subscriber net growth of more than 29,500
• Business and residential customer retention improved by 41% quarter over quarter • Solid improvement in quarter over quarter revenue decline
• Second quarter operating cash flow margin of 46.8%
• Dividend payout ratio of 52% for the first six months of 2013
• 2013 guidance reaffirmed

Stamford, Conn., August 7, 2013 — Frontier Communications Corporation (NASDAQ: FTR) today reported second quarter 2013 revenue of $1,190.5 million, operating income of $266.2 million and net loss attributable to common shareholders of $38.5 million, or $0.04 per share. Excluding losses on the early extinguishment of debt of $159.8 million, the gain on sale of Mohave Cellular Limited Partnership (Mohave) interest of $14.6 million, severance costs of $4.3 million, and discrete tax items of $6.8 million (combined impact of $99.8 million or $0.10 per share after tax), non-GAAP adjusted net income attributable to common shareholders for the second quarter of 2013 would be $61.3 million, $0.06 per share.

“Frontier maintained strong momentum in the second quarter of 2013, with sequentially higher broadband net additions of 29,500 and continued improvement in business and residential customer retention and metrics,” said Maggie Wilderotter, Chairman and CEO of Frontier Communications.  “Our bundled packages as well as our standalone broadband offering, Simply Broadband, continued to be strongly received and, together with our local engagement marketing strategy, helped to drive excellent gross customer additions.  We substantially improved our business and residential net customer losses during the quarter. We are pleased that our combined business and residential revenue in the second quarter were only 0.3% less than the first quarter of 2013 (excluding Mohave) – getting Frontier closer to our objective of growing revenue.  Finally, our continuing expense management efforts allowed us to show a slight improvement in operating cash flow margins to 46.8%.”

“We are extremely pleased with the progress made in many aspects of our business during the second quarter. Credit goes to all of our employees who are driving revenue, market share and operational efficiencies.  We believe the investments we’ve made in people, products, process improvements, and our network yielded positive results, and we look forward to that continuing in the second half of the year.”

Revenue for the second quarter of 2013 was $1,190.5 million as compared to $1,205.4 million in the first quarter of 2013 and $1,258.8 million in the second quarter of 2012.  Revenue includes Mohave revenue of $7.8 million and $9.8 million in the first quarter of 2013 and the second quarter of 2012, respectively. Adjusting for the Mohave sale, total revenue declined by only 0.6% in the second quarter of 2013 from the first quarter of 2013, as compared to a decline of 2.0% in the first quarter of 2013 from the fourth quarter of 2012.  This decrease in revenue is primarily due to the decline in voice revenues, and lower switched and nonswitched access revenue, partially offset by increases in data services revenue.  Total business revenue was $546.4 million (a 0.4% decline in the quarter) as compared to $548.3 million in the first quarter of 2013 (a 2.9% decline versus the fourth quarter of 2012).  Adjusting for the Mohave sale, total residential revenue was $505.5 million for the second quarter of 2013 (a 0.3% decline in the quarter) as compared to $507.0 million in the first quarter of 2013 (a 0.8% decline versus the fourth quarter of 2012).

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At June 30, 2013, the Company had approximately 278,100 business customers and 2,842,900 residential customers.  During the three months ended June 30, 2013, the Company improved the rate of decline in business customers by 42%, losing approximately 2,900 customers as compared to 5,100 customers in the three months ended March 31, 2013 and 5,700 customers in the three months ending June 30, 2012.  Additionally, during the three months ended June 30, 2013, the Company improved the rate of decline in residential customers by 41%, losing approximately 16,300 customers as compared to 27,800 customers in the three months ended March 31, 2013 and 60,000 customers in the three months ended June 30, 2012.

During the most recent quarter, the average monthly business revenue per customer was $651.39, or 1.1% higher than the first quarter of 2013, and the average monthly residential revenue per customer was $59.10, or 0.5% higher than the first quarter of 2013.

The Company’s broadband customer net additions were approximately 29,500 during the second quarter of 2013, which was greater than the approximately 28,200 broadband customer net additions for the first quarter of 2013 and the total 23,400 net additions in all of 2012. The Company had approximately 1,812,100 broadband customers at June 30, 2013.  The Company added 15,200 video customers during the second quarter of 2013.  The Company had approximately 380,200 video customers at June 30, 2013.

Network access expenses for the second quarter of 2013 were $107.1 million as compared to $109.4 million in the first quarter of 2013 and $115.4 million in the second quarter of 2012.

Other operating expenses for the second quarter of 2013 were $534.0 million as compared to $541.5 million in the first quarter of 2013 and $539.9 million in the second quarter of 2012.  Included in other operating expenses were severance costs of $4.3 million, $2.4 million and $1.5 million in the second quarter of 2013, the first quarter of 2013 and the second quarter of 2012, respectively.  Other operating expenses, excluding severance costs, in the second quarter of 2013 were lower than in the first quarter of 2013 by $9.4 million, primarily due to decreased compensation costs resulting from reduced headcount and lower outside service costs.

Depreciation and amortization for the second quarter of 2013 was $297.8 million as compared to $303.7 million in the first quarter of 2013 and $307.0 million in the second quarter of 2012. Amortization expense decreased by $11.5 million in the second quarter of 2013 as compared to the second quarter of 2012, primarily due to certain intangible asset items that were fully amortized in 2012.

Sale of Mohave Cellular Limited Partnership Interest
On April 1, 2013, the Company closed on the sale of its partnership interest in Mohave Cellular Limited Partnership (Mohave) to Verizon Wireless, and the Company recognized a gain on sale of approximately $14.6 million before taxes (approximately $8.6 million, or $0.01 per share, after taxes) in the second quarter of 2013.

Operating income for the second quarter of 2013 was $266.2 million (reflecting the gain on sale of Mohave, lower amortization, network access and other operating expenses, as well as the absence of integration costs, as compared to the second quarter of 2012) and operating income margin was 22.4 percent as compared to operating income of $250.8 million and operating income margin of 20.8 percent in the first quarter of 2013 and operating income of $267.8 million and operating income margin of 21.3 percent in the second quarter of 2012.

Losses on early extinguishment of debt for the second quarter of 2013 reflects losses of $159.8 million ($98.9 million, or $0.10 per share, after tax), recognized on the early extinguishment of debt. In April 2013, the Company completed a registered debt offering of $750.0 million aggregate principal amount of 7.625% senior unsecured notes due 2024, issued at a price of 100% of their principal amount.  The Company received net proceeds of $736.9 million from the offering after deducting underwriting fees.  The Company used the net proceeds from the sale of the notes, together with cash on hand, to finance the cash tender offers and debt retirements, as discussed below.

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During the second quarter of 2013, the Company repurchased, through a cash tender offer, privately negotiated transactions and open market repurchases, $1,002.4 million aggregate principal amount of various senior notes for total consideration of $1,162.0 million, consisting of $194.9 million aggregate principal amount of the 6.625% senior notes due 2015; $277.9 million aggregate principal amount of the 7.875% senior notes due 2015; $433.8 million aggregate principal amount of the 8.250% senior notes due 2017; $17.3 million aggregate principal amount of the 8.125% senior notes due 2018; and $78.5 million aggregate principal amount of the 8.500% senior notes due 2020, respectively.

Interest expense for the second quarter of 2013 was $166.5 million as compared to $171.4 million in the first quarter of 2013, and $172.1 million in the second quarter of 2012.  Interest expense declined primarily due to lower average debt levels resulting from the debt refinancing activities and debt retirements during the second quarter of 2013.

Income tax expense (benefit) for the second quarter of 2013 was a tax benefit of $(18.8) million as compared to a tax expense of $11.7 million in the second quarter of 2012, a $30.5 million decrease in tax expense, principally due to lower pretax income resulting from additional losses on the early extinguishment of debt.  The Company had an effective tax rate for the second quarter of 2013 and 2012 of 32.8% and 34.8%, respectively.  The second quarter of 2013 includes discrete tax items of the settlement of an IRS audit, changes in certain deferred tax balances and the reversal of uncertain tax positions with a combined impact of $6.8 million in additional income tax expense.

Net loss attributable to common shareholders of Frontier was $38.5 million, or $0.04 per share, in the second quarter of 2013, as compared to net income of $18.0 million, or $0.02 per share, in the second quarter of 2012.  The second quarter of 2013 includes losses on the early extinguishment of debt of $159.8 million, severance costs of $4.3 million and discrete tax items of $6.8 million, partially offset by the gain on sale of Mohave of $14.6 million (combined impact of $99.8 million after tax).  Excluding the impact of the aforementioned items, non-GAAP adjusted net income attributable to common shareholders of Frontier for the second quarter of 2013 would be $61.3 million, or $0.06 per share, as compared to $48.8 million, or $0.05 per share, in the first quarter of 2013 and $75.0 million, or $0.08 per share, in the second quarter of 2012.

Capital expenditures for Frontier business operations were $137.5 million for the second quarter of 2013 and $326.5 million for the first six months of 2013, as compared to $167.6 million in the second quarter of 2012 and $376.1 million for the first six months of 2012.  Lower second quarter 2013 capital expenditures were primarily driven by the timing of the Company’s spend within the year.

Operating cash flow, as adjusted and defined by the Company in the attached Schedule A, was $557.3 million for the second quarter of 2013 resulting in an operating cash flow margin of 46.8 percent.  Operating cash flow, as reported, of $564.0 million has been adjusted to exclude $14.6 million of gain on sale of Mohave partnership interest, $4.3 million of severance costs and $3.6 million of non-cash pension and other postretirement benefit costs.

Free cash flow, as defined by the Company in the attached Schedule A, was $175.9 million for the second quarter of 2013 and $382.1 million for the first six months of 2013.  The Company’s dividend represents a payout of 57 percent of free cash flow for the second quarter of 2013 and 52 percent for the first six months of 2013.

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Working Capital
At June 30, 2013, the Company had a working capital surplus of $128.8 million, which includes the classification of certain debt maturing in the second quarter of 2014 of $214.5 million as a current liability.

2013 Guidance Remains Unchanged
For the full year of 2013, the Company’s expectations for capital expenditures and free cash flow remain unchanged and are within a range of $625 million to $675 million and $825 million to $925 million, respectively.  The Company expects that in 2013, absent any further legislative changes in 2013, its cash taxes guidance remains unchanged and will be in the range of $125 million to $150 million.

Non-GAAP Measures
The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow.  A reconciliation of the differences between non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP, and are not alternatives to operating income or net income attributable to common shareholders of Frontier as reflected in the statement of operations or to cash flow as reflected in the statement of cash flows, and are not necessarily indicative of cash available to fund all cash flow needs.  The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations.  In addition, the Company believes that non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting operating income or net income attributable to common shareholders of Frontier in the statement of operations, or cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude losses on the early extinguishment of debt, gain on sale of Mohave partnership interest, investment gains, discrete tax items, integration costs, severance costs and non-cash pension and other postretirement benefit costs, as disclosed in the attached Schedules A and B, because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures.

These non-GAAP financial measures have certain shortcomings.  In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure.  Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.  The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

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Conference Call and Webcast
The Company will host a conference call today at 4:30 P.M. Eastern time.  In connection with the conference call and as a convenience to investors, the Company furnished today on a Current Report on Form 8-K certain materials regarding second quarter 2013 results.  The conference call will be webcast and may be accessed at:

http://investor.frontier.com/eventdetail.cfm?eventid=131577

A telephonic replay of the conference call will be available for one week beginning at 7:30 P.M. Eastern time, Wednesday, August 7, 2013 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 1585765.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 14,100 employees are based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  the effects of greater than anticipated competition which could require us to implement new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; the effects of competition from cable, wireless and other wireline carriers; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures, products and service offerings, including the lack of assurance that our network improvements in speed and capacity will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, pension and postemployment expenses, such as retiree medical and severance costs, and related funding requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts in 2013 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2014 and beyond; the effects of economic downturns, including customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect our payment of dividends on our common shares; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP Corporate Communications
(203) 614-5044	(203) 614-5042
luke.szymczak@FTR.com	brigid.smith@FTR.com

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TABLES TO FOLLOW

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Frontier Communications Corporation
Consolidated Financial Data

	For the quarter ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,
(Amounts in thousands, except per share amounts)	2013	2013	2012	2013	2012

Income Statement Data
Revenue	$1,190,533	$1,205,396	$1,258,777	$2,395,929	$2,526,831

Network access expenses	107,114	109,398	115,433	216,512	231,002
Other operating expenses (1)	534,015	541,499	539,911	1,075,514	1,091,494
Depreciation and amortization	297,849	303,675	307,047	601,524	664,347
Integration costs (2)	-	-	28,602	-	63,746
Total operating expenses	938,978	954,572	990,993	1,893,550	2,050,589

Gain on sale of Mohave partnership interest	14,601	-	-	14,601	-

Operating income	266,156	250,824	267,784	516,980	476,242

Losses on early extinguishment of debt	(159,780)	-	(70,818)	(159,780)	(70,818)
Investment and other income, net	2,956	4,654	8,804	7,610	14,392
Interest expense	166,547	171,420	172,054	337,967	336,916
Income (loss) before income taxes	(57,215)	84,058	33,716	26,843	82,900
Income tax expense (benefit)	(18,755)	33,275	11,717	14,520	30,411
Net income (loss) (2)	(38,460)	50,783	21,999	12,323	52,489
Less: Income attributable to the noncontrolling interest in a
partnership	-	2,643	4,010	2,643	7,732
Net income (loss) attributable to common shareholders of Frontier	$(38,460)	$48,140	$17,989	$9,680	$44,757

Weighted average shares outstanding	992,611	991,873	991,183	992,164	989,869

Basic net income (loss) per share attributable to
common shareholders of Frontier (3)	$(0.04)	$0.05	$0.02	$0.01	$0.04

Non-GAAP adjusted net income (loss) per share
attributable to common shareholders of Frontier (3) (4)	$0.06	$0.05	$0.08	$0.11	$0.13

Other Financial Data
Capital expenditures - Business operations	$137,513	$189,009	$167,551	$326,522	$376,073
Capital expenditures - Integration activities	-	-	12,209	-	27,940
Operating cash flow, as adjusted (4)	557,286	561,932	620,363	1,119,218	1,240,197
Free cash flow (4)	175,873	206,207	284,867	382,080	538,027
Dividends paid	100,054	99,812	99,851	199,866	199,702
Dividend payout ratio (5)	57%	48%	35%	52%	37%

(1)
Includes severance costs of $4.3 million, $2.4 million and $1.5 million for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012, respectively, and $6.7 million and $8.0 million for the six months ended June 30, 2013 and 2012, respectively.

(2)
Reflects integration costs of $28.6 million ($17.7 million or $0.02 per share after tax) for the quarter ended June 30, 2012 and $63.7 million ($39.6 million or $0.04 per share after tax) for the six months ended June 30, 2012.

(3)	Calculated based on weighted average shares outstanding.
(4)	Reconciliations to the most comparable GAAP measures are presented in Schedules A and B at the end of these tables.
(5)	Represents dividends paid divided by free cash flow, as defined in Schedule A.

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,
(Amounts in thousands, except operating data)	2013	2013	2012	2013	2012

Selected Income Statement Data
Revenue:
Local and long distance services	$513,800	$525,944	$562,900	$1,039,744	$1,139,142
Data and internet services	467,428	454,836	452,168	922,264	896,051
Other	70,622	82,358	88,051	152,980	178,911
Customer revenue	1,051,850	1,063,138	1,103,119	2,114,988	2,214,104
Switched access and subsidy	138,683	142,258	155,658	280,941	312,727
Total revenue	$1,190,533	$1,205,396	$1,258,777	$2,395,929	$2,526,831

Other Financial and Operating Data

Revenue:
Business	$546,367	$548,340	$569,086	$1,094,707	$1,138,174
Residential	505,483	514,798	534,033	1,020,281	1,075,930
Customer revenue	1,051,850	1,063,138	1,103,119	2,114,988	2,214,104
Switched access and subsidy	138,683	142,258	155,658	280,941	312,727
Total revenue	$1,190,533	$1,205,396	$1,258,777	$2,395,929	$2,526,831
Customers	3,121,014	3,140,281	3,275,354	3,121,014	3,275,354
Business customer metrics:
Customers	278,131	281,052	296,458	278,131	296,458
Revenue	$546,367	$548,340	$569,086	$1,094,707	$1,138,174
Average monthly business revenue per customer	$651.39	$644.55	$633.80	$647.68	$626.97

Residential customer metrics:
Customers	2,842,883	2,859,229	2,978,896	2,842,883	2,978,896
Revenue	$505,483	$514,798	$534,033	$1,020,281	$1,075,930
Average monthly residential revenue per customer (1)	$59.10	$58.82	$58.07	$58.98	$57.98
Customer monthly churn	1.64%	1.64%	1.64%	1.64%	1.61%

Employees	14,069	14,363	15,332	14,069	15,332
Broadband subscribers	1,812,110	1,782,599	1,748,156	1,812,110	1,748,156
Video subscribers (2)	380,180	364,961	317,494	380,180	317,494
Switched access minutes of use (in millions)	4,109	4,290	4,771	8,399	9,288

(1)	Calculation excludes the Mohave Cellular Limited Partnership.
(2)	Video subscribers as of June 30, 2012 excludes the loss of 203,100 DirecTV subscribers in the third quarter of 2012 as Frontier no longer provides DirecTV as part of its bundled packages.

Note: As stated in our quarterly report for the period ended March 31, 2013, prior period revenue and certain operating statistics have been revised from the previously disclosed amounts to reflect the immaterial reclassification of certain revenues and the related impact on average monthly revenue per customer amounts.

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$548,630	$1,326,532
Accounts receivable, net	486,495	533,704
Restricted cash	9,260	15,408
Other current assets	232,556	211,559
Total current assets	1,276,941	2,087,203

Restricted cash	11,611	27,252
Property, plant and equipment, net	7,361,756	7,504,896
Other assets - principally goodwill	7,949,758	8,114,280
Total assets	$16,600,066	$17,733,631

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$257,905	$560,550
Accounts payable and other current liabilities	890,255	992,970
Total current liabilities	1,148,160	1,553,520

Deferred income taxes and other liabilities	3,615,979	3,678,893
Long-term debt	7,900,922	8,381,947
Equity	3,935,005	4,119,271
Total liabilities and equity	$16,600,066	$17,733,631

Frontier Communications Corporation
Consolidated Cash Flow Data

(Amounts in thousands)
	For the six months ended June 30,
	2013	2012

Cash flows provided by (used in) operating activities:
Net income	$12,323	$52,489
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	601,524	664,347
Losses on early extinguishment of debt	159,780	70,818
Stock based compensation expense	8,927	7,775
Pension/OPEB costs	8,608	27,853
Gain on sale of assets	(14,601)	-
Other non-cash adjustments	5,568	8,386
Deferred income taxes	(19,148)	27,158
Change in accounts receivable	43,202	31,696
Change in accounts payable and other liabilities	(75,159)	(136,003)
Change in other current assets	(50,317)	3,274
Net cash provided by operating activities	680,707	757,793

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(326,522)	(376,073)
Capital expenditures - Integration activities	-	(27,940)
Network expansion funded by Connect America Fund	(9,233)	-
Grant funds received for network expansion from Connect
America Fund	5,998	-
Proceeds on sale of Mohave partnership interest	17,755	-
Cash transferred from escrow	21,790	39,089
Other assets purchased and distributions received, net	1,721	(12,085)
Net cash used by investing activities	(288,491)	(377,009)

Cash flows provided from (used by) financing activities:
Long-term debt borrowings	750,000	500,000
Financing costs paid	(19,360)	(10,288)
Long-term debt payments	(1,534,074)	(536,968)
Premium paid to retire debt	(159,429)	(52,078)
Dividends paid	(199,866)	(199,702)
Repayment of customer advances for construction,
distributions to noncontrolling interests and other	(7,389)	2,172
Net cash used by financing activities	(1,170,118)	(296,864)

(Decrease) increase in cash and cash equivalents	(777,902)	83,920
Cash and cash equivalents at January 1,	1,326,532	326,094

Cash and cash equivalents at June 30,	$548,630	$410,014

Cash paid (received) during the period for:
Interest	$348,459	$328,771
Income taxes (refunds)	$83,462	$(208)

						Schedule A
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

		For the quarter ended			For the six months ended
		June 30,	March 31,	June 30,	June 30,
	(Amounts in thousands)	2013	2013	2012	2013	2012

	Operating Income to Adjusted Operating Cash Flow to Free Cash Flow

	Revenue	$1,190,533	$1,205,396	$1,258,777	$2,395,929	$2,526,831
	Less: Total operating expenses	938,978	954,572	990,993	1,893,550	2,050,589
	Add: Gain on sale of Mohave partnership interest	14,601	-	-	14,601	-
	Operating income	266,156	250,824	267,784	516,980	476,242

	Depreciation and amortization	297,849	303,675	307,047	601,524	664,347
	Operating cash flow	564,005	554,499	574,831	1,118,504	1,140,589

	Add back:
	Integration costs	-	-	28,602	-	63,746
	Pension/OPEB costs (non-cash) (1)	3,590	5,018	15,450	8,608	27,853
	Severance costs	4,292	2,415	1,480	6,707	8,009

	Subtract:
	Gain on sale of Mohave partnership interest	14,601	-	-	14,601	-
	Adjusted operating cash flow	557,286	561,932	620,363	1,119,218	1,240,197

	Add back:
	Interest and dividend income	120	1,766	213	1,886	2,836
	Stock based compensation	5,042	3,885	4,057	8,927	7,775

	Subtract:
	Cash paid (refunded) for income taxes	82,515	947	161	83,462	(208)
	Capital expenditures - Business operations (2)	137,513	189,009	167,551	326,522	376,073
	Interest expense	166,547	171,420	172,054	337,967	336,916
	Free cash flow	$175,873	$206,207	$284,867	$382,080	$538,027

	Operating income margin (Operating income divided by revenue)
	As Reported	22.4%	20.8%	21.3%	21.6%	18.8%
	As Adjusted (3)	21.8%	21.4%	24.9%	21.6%	22.8%

	Operating cash flow margin (Operating cash flow divided by revenue)
	As Reported	47.4%	46.0%	45.7%	46.7%	45.1%
	As Adjusted	46.8%	46.6%	49.3%	46.7%	49.1%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $20.5 million, $20.5 million and $16.5 million for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012, respectively, less cash pension contributions and certain OPEB costs/payments of $16.9 million, $15.5 million and $1.0 million for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012, respectively. Reflects pension and OPEB expense, net of capitalized amounts, of $41.0 million and $32.3 million for the six months ended June 30, 2013 and 2012, respectively, less cash pension contributions and certain OPEB costs/payments of $32.4 million and $4.4 million for the six months ended June 30, 2013 and 2012, respectively.

(2)	Excludes capital expenditures for integration activities.
(3)	Excludes integration costs, pension and OPEB costs (non-cash), severance costs and gain on sale of Mohave partnership interest.

							Schedule B
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

	(Amounts in thousands, except
	per share amounts)	For the quarter ended
		June 30, 2013		March 31, 2013		June 30, 2012

	Net income (loss) attributable to common	Net Income	Earnings (Loss)		Earnings		Earnings
	shareholders of Frontier	(Loss)	Per Share	Net Income	Per Share	Net Income	Per Share

	GAAP, as reported	$(38,460)	$(0.04)	$48,140	$0.05	$17,989	$0.02
	Losses on early extinguishment of debt	98,888	0.10	-	-	44,474	0.04
	Gain on sale of Mohave partnership interest	(8,591)	(0.01)	-	-	-	-
	Gain on investment in Adelphia	(94)	-	(795)	-	(6,081)	(0.01)
	Integration costs	-	-	-	-	17,728	0.02
	Severance costs	2,756	-	1,482	-	910	-
	Discrete tax items (1)	6,800	0.01	-	-	-	-
	Non-GAAP, as adjusted (2)	$61,299	$0.06	$48,827	$0.05	$75,020	$0.08

		For the six months ended
		June 30, 2013				June 30, 2012

	Net income (loss) attributable to common		Earnings				Earnings
	shareholders of Frontier	Net Income	Per Share			Net Income	Per Share

	GAAP, as reported	$9,680	$0.01			$44,757	$0.04
	Losses on early extinguishment of debt	98,888	0.10			44,474	0.04
	Gain on sale of Mohave partnership interest	(8,591)	(0.01)			-	-
	Gain on investment in Adelphia	(889)	-			(6,081)	(0.01)
	Integration costs	-	-			39,637	0.04
	Severance costs	4,238	-			4,980	0.01
	Discrete tax items (1)	6,800	0.01			-	-
	Non-GAAP, as adjusted (2)	$110,126	$0.11			$127,767	$0.13

(1)	Includes the reversal of uncertain tax positions, changes in certain deferred tax balances and the settlement of IRS audit.
(2)	Non-GAAP, as adjusted may not sum due to rounding.